Exhibit 7.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of this statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares, no par value per share, of Cenovus Energy Inc., a corporation amalgamated under the laws of Canada, and to the filing of this agreement as an exhibit thereto. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of January 11, 2021.

L.F. INVESTMENTS S.à R.L.

By:	/s/ Richard Chan
Name:	Richard Chan
Title:	Managing Director

KIMSTAR ENTERPRISES LIMITED

By:	/s/ Pau Yee Wan, Ezra
Name:	Pau Yee Wan, Ezra
Title:	Director

CHINATON INVESTMENT LIMITED

By:	/s/ Pau Yee Wan, Ezra
Name:	Pau Yee Wan, Ezra
Title:	Director

EVAGO INVESTMENT LIMITED

By:	/s/ Pau Yee Wan, Ezra
Name:	Pau Yee Wan, Ezra
Title:	Director

LI KA-SHING CASTLE TRUSTEE CORPORATION LIMITED

By:	/s/ Pau Yee Wan, Ezra
Name:	Pau Yee Wan, Ezra
Title:	Director

/s/ Li Ka-Shing
Li Ka-Shing